INFOCROSSING, INC. AND SUBSIDIARIES

                                   EXHIBIT 23

                          CONSENT OF ERNST & YOUNG, LLP


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. (formerly Computer Outsourcing Services, Inc. and Subsidiaries) and Registration Statements (Form S-3 No. 333-45663and Form S-3 No. 33-94040) of our report dated December 26, 2000, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2000.


/s/ ERNST & YOUNG LLP

New York, New York
January 25, 2001


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